Press Release

Ness Technologies Announces
First Quarter 2008 Financial Results

Operating income increases 49% on a 27% increase in revenues, with record backlog, up 25% year-over-year, and strong operating cash flows

Hackensack, NJ – May 5, 2008 – Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter ended March 31, 2008.

First Quarter 2008 Highlights:

•	Revenues were $159.7 million, up 27% year-over-year.

•	Operating income was $10.0 million, up 49% year-over-year.

•	Net income was $6.9 million, up 21% year-over-year.

•	Diluted net earnings per share was $0.18, up 20% compared to $0.15 in the first quarter of 2007.

•	Non-GAAP diluted net earnings per share was $0.22, up 29% compared to $0.17 in the first quarter of 2007 (1).

•	Operating cash flows for the quarter were $1.9 million, after payment of the $9.5 million arbitration settlement provided for in the fourth quarter of 2007.

•	Backlog as of March 31, 2008 was a record $791 million, up 25% compared to $631 million as of March 31, 2007.

•
Headcount declined sequentially to 7,800 as of March 31, 2008, due to the previously announced exit of low-margin, non-strategic staff supplementation businesses in Israel, the U.S. and Asia Pacific. Billable headcount in Ness India increased during the quarter by 200 employees.

“We had a solid first quarter, very much in line with our expectations, as we closed a number of large, strategically important new deals,” said Sachi Gerlitz, president and chief executive officer of Ness Technologies. “Key drivers for the quarter included significantly improved operating margins in our Israeli commercial business as well as record first quarter performance from our European operations, which recorded strong organic growth and very good operating margins. We continued to optimize our business, spinning out or reducing low-margin, non-core staff supplementation business activity in Israel, the U.S. and Asia Pacific. With record backlog and a strong sales pipeline, we remain optimistic about our outlook for the future.”

(1)	See “Use of Non-GAAP Financial Information” below for more information regarding Ness’ use of non-GAAP financial measures.

Ness Technologies First Quarter 2008

“Overall, we had a great quarter in which we overcame the slowing of the economy and the significant weakening of the U.S. dollar during the first quarter to deliver solid bottom line earnings,” stated Ofer Segev, executive vice president and chief financial officer. “Operating cash flows in the quarter were strong in what is typically our weakest cash flow quarter of the year. We generated $11.4 million of operating cash from business operations, a first quarter record, from which we paid the previously announced $9.5 million arbitration settlement payment that we provided for in the fourth quarter. This performance reaffirms that our focus on cash generation is working. Our balance sheet and liquidity remain strong, and we feel confident about the future.”

Guidance

For the full year 2008, Ness reiterates its guidance of diluted net earnings per share in the range of $1.00 to $1.05, and increases its revenue guidance to the range of $660 million to $680 million.

The increase in top line guidance accounts for increased revenues attributable to the weakness of the U.S. dollar and the strength of the Israeli shekel, as the company’s foreign revenues are re-measured into dollars for consolidated reporting.

Conference Call Details

Ness Technologies president and chief executive officer, Sachi Gerlitz, and executive vice president and chief financial officer, Ofer Segev, will also conduct a conference call to discuss the first quarter 2008 results. The call, which will be simultaneously webcast, will begin at 8:30 AM Eastern Time / 5:30 AM Pacific Time on Monday, May 5, 2008.

To access the Ness Technologies first quarter 2008 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-706-634-5453. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at www.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. The Ness portfolio of solutions and services consists of software product development, including both offshore and near-shore outsourcing; system integration, application development and consulting; and software distribution. With 7,800 employees, Ness maintains operations in 18 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Ness Technologies First Quarter 2008

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Ness uses various non-GAAP measures of net income and earnings per share, including adjustments from results based on GAAP to exclude non-cash stock-based compensation expenses in accordance with SFAS 123R and amortization of intangible assets, net of taxes. Ness’ management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Ness’ on-going core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating business internally and as such has determined that it is important to provide this information to investors.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 17, 2008. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com

Ness Technologies First Quarter 2008

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended March 31,
	2007	2008
	(Unaudited)

Statement of Operations Data:

Revenues	$125,778	$159,732
Cost of revenues	89,676	114,390
Gross profit	36,102	45,342

Selling and marketing	9,472	13,208
General and administrative	19,914	22,105
Total operating expenses	29,386	35,313

Operating income	6,716	10,029
Financial income (expenses), net	389	(1,416)
Other income, net	6	—
Income before taxes on income	7,111	8,613

Taxes on income	1,396	1,719
Net income	$5,715	$6,894

Basic net earnings per share	$0.15	$0.18
Diluted net earnings per share	$0.15	$0.18

Weighted average number of shares (in thousands) used in computing basic net earnings per share	38,872	39,201
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	39,335	39,342

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF SUPPLEMENTAL FINANCIAL INFORMATION
U.S. dollars in thousands (except per share data)

	Three months ended March 31,
	2007	2008
	(Unaudited)

GAAP net income	$5,715	$6,894
Stock-based compensation	376	891
Amortization of intangible assets	870	1,470
Taxes on stock-based compensation and amortization of intangible assets	(184)	(476)
Non-GAAP net income	$6,777	$8,779

GAAP diluted net earnings per share	$0.15	$0.18
Stock-based compensation	0.01	0.02
Amortization of intangible assets	0.02	0.04
Taxes on stock-based compensation and amortization of intangible assets	(0.00)	(0.01)
Non-GAAP diluted net earnings per share	$0.17	$0.22

Weighted average number of shares (in thousands) used in computing non-GAAP diluted net earnings per share	39,335	39,342

Ness Technologies First Quarter 2008

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands

	Three months ended March 31,
	2007	2008
	(Unaudited)
Segment Data:

Revenues:
Ness North America	$26,101	$27,067
Technologies & Systems Group (TSG)	14,153	16,538
Ness Europe	22,874	40,160
Ness Israel	50,600	51,302
Other	12,050	24,665
	$125,778	$159,732
Operating Income (Loss):
Ness North America	$2,003	$1,095
Technologies & Systems Group (TSG)	2,370	2,215
Ness Europe	1,451	4,483
Ness Israel	3,089	4,694
Other	593	(212)
Unallocated Expenses	(2,790)	(2,246)
	$6,716	$10,029
Geographic Data:

Revenues:
Israel	$60,633	$60,523
North America	34,388	41,914
Europe	25,301	50,231
Asia Pacific	5,456	7,064
	$125,778	$159,732

Ness Technologies First Quarter 2008

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended March 31,
	2007	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$5,715	$6,894
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation-related expenses	376	891
Currency fluctuation of long-term debt	19	5
Depreciation and amortization	2,942	4,118
Arbitration settlement	—	(9,452)
Loss on sale of property and equipment	21	19
Decrease in trade receivables, net	2,140	12,146
Increase in unbilled receivables	(10,799)	(5,515)
Increase in other accounts receivable and prepaid expenses	(3,601)	(1,948)
Decrease (increase) in work-in-progress	185	(1)
Decrease (increase) in long-term prepaid expenses	(974)	128
Deferred income taxes, net	621	1,667
Decrease in trade payables	(4,988)	(3,412)
Increase in advances from customers and deferred revenues	7,283	3,658
Increase in other long-term liabilities	—	428
Increase (decrease) in other accounts payable and accrued expenses	393	(6,472)
Decrease in accrued severance pay, net	(123)	(1,243)
Net cash provided by (used in) operating activities	(790)	1,911

Cash flows from investing activities:
Proceeds from sale of cost investment	1,866	—
Investment in short-term bank deposits, net	(1,587)	(1,626)
Proceeds from sale of property and equipment	54	47
Purchase of property and equipment and capitalization of software developed for internal use	(2,564)	(3,504)
Net cash used in investing activities	(2,231)	(5,083)

Cash flows from financing activities:
Exercise of options	1,299	142
Dividend to former shareholders of an acquired subsidiary	—	(5,714)
Short-term bank loans and credit, net	(1,346)	7,196
Proceeds from long-term debt	—	24,961
Principal payments of long-term debt	(1,452)	(1,457)
Net cash provided by (used in) financing activities	(1,499)	25,128

Effect of exchange rate changes on cash and cash equivalents	349	730
Increase (decrease) in cash and cash equivalents	(4,171)	22,686
Cash and cash equivalents at the beginning of the period	46,675	43,097
Cash and cash equivalents at the end of the period	$42,504	$65,783

Ness Technologies First Quarter 2008

NESS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31, 2007	March 31, 2008
		(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$43,097	$65,783
Restricted cash	602	—
Short-term bank deposits	2,361	4,520
Trade receivables, net of allowance for doubtful accounts	184,074	182,055
Unbilled receivables	38,211	47,179
Other accounts receivable and prepaid expenses	31,677	34,552
Work in progress	2,563	2,748
Total current assets	302,585	336,837

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	8,014	8,122
Investments at cost	564	616
Unbilled receivables	8,919	9,483
Deferred income taxes, net	7,806	13,052
Severance pay fund	49,731	52,809
Property and equipment, net	34,072	36,518
Intangible assets, net	17,011	16,677
Goodwill	263,444	272,246
Total long-term assets	389,561	409,523

Total assets	$692,146	$746,360

CURRENT LIABILITIES:
Short-term bank credit	$2,819	$11,009
Current maturities of long-term debt	1,662	2,930
Trade payables	54,964	54,891
Advances from customers and deferred revenues	29,119	35,355
Other accounts payable and accrued expenses	120,661	107,265
Total current liabilities	209,225	211,450

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	47,191	72,203
Other long-term liabilities	4,864	5,557
Deferred income taxes	2,228	2,053
Accrued severance pay	57,465	59,846
Total long-term liabilities	111,748	139,659

Total stockholders’ equity	371,173	395,251
Total liabilities and stockholders’ equity	$692,146	$746,360

Ness Technologies First Quarter 2008